Exhibit 10.13

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 17, 2017, between Summit Semiconductor, LLC, a Delaware limited liability company (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company is offering Senior Secured Original Issue Discount Convertible Notes with Warrants to acquire up to that number of Common Units as is determined in accordance with the terms of the Warrants (the “Offering”);

WHEREAS, the Company is conducting this Offering and intends to conduct future offerings to qualify to list its Common Units on a national securities exchange; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

Article 1
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the Initial Closing or Second Closing, as applicable.

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“Closing Date” means the Initial Closing Date or Second Closing Date, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means the common unit of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Unit Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Units, including, without limitation, any debt, preferred unit, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Unit.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Consent, Amendment and Termination Agreements” means those certain Consent, Amendment and Termination Agreements by and among the Company and all Existing Noteholders, in substantially the forms attached hereto as Exhibit F.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Units” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Noteholder” means each holder of a promissory note or other indebtedness issued by the Company prior to the date hereof.

“Existing Security Agreement” means each security agreement issued to an Existing Noteholder by the Company prior to the date hereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(v).

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“Initial Closing Date” means the date on or following the date hereof on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Initial Closing, as set forth on Schedule 1 hereto, and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied (other than those conditions that by their nature cannot be satisfied until the Initial Closing Date occurs) or waived.

“Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Initial Closing Date, by and among the Company, the Purchasers and the Existing Noteholders, in substantially the form attached hereto as Exhibit D.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Management Rights Letter” shall mean that certain letter agreement dated as of the Initial Closing Date by and among the Company and the Purchasers.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.15.

“Members” means the holders of membership interests in the Company.

“Notes” means the Senior Secured Original Issue Discount Convertible Notes issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement dated April 9, 2016, as amended from time to time.

“Operating Agreement Amendment” means that certain Amendment to the Operating Agreement, to be dated as of the Initial Closing Date, in substantially the form attached hereto as Exhibit E.

“Original Issue Discount” means 15%.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to each Purchaser, the principal amount of the Note, which amount shall be the applicable Subscription Amount divided by 85% (100% minus the Original Issue Discount) and set forth opposite such Purchaser’s name on Schedule 1 hereto, in United States Dollars.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Requisite Holders” shall mean those Purchasers holding Notes having a majority of the aggregate principal amount of all Notes issued pursuant to this Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of Common Units then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Units issuable upon exercise in full of all Warrants or conversion in full of all Notes, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Second Closing Date” means the third business day following the date all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Second Closing, as set forth on Schedule 1 hereto, and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied (other than those conditions that by their nature cannot be satisfied until the Second Closing occurs) or waived, but in no event later than June 7, 2017.

“Securities” means the Notes, the Warrants, the Warrant Units and the Underlying Units.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, to be dated as of the Initial Closing Date, by and among the Company, the Purchasers and the other parties named therein, in substantially the form attached hereto as Exhibit D.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Notes and Warrants at each Closing, which amounts are set forth opposite such Purchaser’s name on Schedule 1 hereto, in United States dollars and in immediately available funds.

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“Subsidiary” means a subsidiary of the Company, as set forth in Section 3.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT (formerly NYSE AMEX), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, the Intercreditor Agreement, the Operating Agreement Amendment, the Consent, Amendment and Termination Agreements, the Management Rights Letter, the Security Agreement Joinder and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company’s transfer agent with respect to its units of Common Stock.

“Underlying Units” means the Common Units issued and issuable upon conversion or redemption of the Notes and upon exercise of the Warrants.

“Warrants” means, collectively, the Common Unit purchase warrants delivered to the Purchasers at the Closing, which Warrants shall be exercisable immediately following the Closing Date and have a term of exercise equal to five years, in the form of Exhibit B attached hereto.

“Warrant Units” means the Common Units issuable upon exercise of the Warrants.

Article 2
PURCHASE AND SALE

2.1          Closings.

(a)          Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the Notes (the “Initial Closing”). Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount at the Initial Closing, as set forth on Schedule 1 hereto, and the Company shall deliver to each Purchaser its respective Note and a Warrant, as determined pursuant to Section 2.2, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2(a) at the Initial Closing.

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(b)       Second Closing. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the Notes (the “Second Closing”). Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount at the Second Closing, as set forth on Schedule 1 hereto, and the Company shall modify the schedule to such Purchaser’s Note to reflect the additional Principal Amount, the Warrant shall be automatically be adjusted to reflect the additional Warrant Units issuable thereunder as a result of such additional Subscription Amount, and the Company shall deliver the other items set forth in Section 2.2(b) at the Second Closing.

Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and Section 2.3, each Closing shall occur at Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)          Initial Closing.

(i)            On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(A)           this Agreement duly executed by the Company;

(B)           a Note with a principal amount equal to such Purchaser’s Principal Amount, as set forth on Schedule 1 hereto, registered in the name of such Purchaser;

(C)           a Warrant registered in the name of such Purchaser;

(D)           a certificate of the President of the Company, dated as of the Initial Closing Date, certifying that the conditions set forth in Section 2.3(a)(ii) below have been fulfilled;

(E)           a certificate of the Secretary of the Company, dated as of the Initial Closing Date, certifying (a) the Operating Agreement, (b) resolutions of the Board of Directors of the Company approving the Transaction Agreements and all transactions contemplated under the Transaction Agreements, and (c) resolutions of the Members approving the Transaction Agreements and all transactions contemplated under the Transaction Agreements;

(F)           the Operating Agreement Amendment signed by Members holding at least 51% of the issued and outstanding units of the Company, which Members are sufficient to amend the Operating Agreement in accordance with its terms;

(G)           the Consent, Amendment and Termination Agreements executed by all Existing Noteholders;

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(H)           the Intercreditor Agreement executed by the Company and all Existing Noteholders, which agreement shall automatically become effective as of the earlier of (1) the Second Closing Date and (2) June 7, 2017;

(I)            the Security Agreement executed by the Company, which agreement shall automatically become effective as of the earlier of (1) the Second Closing Date and (2) June 7, 2017, and any other documents related thereto which the Purchasers shall reasonably require;

(J)            evidence of the filed UCC-1 financing statement with the appropriate division of the Secretary of State of Delaware with respect to the Purchaser’s security interest under the Existing Security Agreement; and

(K)           the Management Rights Letter executed by the Company.

(ii)           On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(A)           this Agreement duly executed by the Purchaser;

(B)           such Purchaser’s Subscription Amount, as set forth on Schedule 1 hereto, by wire transfer to the account specified in writing by the Company;

(C)           a joinder to the Existing Security Agreement executed by the Purchaser (the “Security Agreement Joinder”); and

(D)           the Management Rights Letter executed by the Purchasers.

(b)         Second Closing.

(i)            On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(A)          the schedule to the Note referred to in Section 2.2(a)(i)(B) reflecting the updated Principal Amount, as set forth on Schedule 1 hereto;

(B)           a certificate of the President of the Company, dated as of the Second Closing Date, certifying that the conditions set forth in Section 2.3(b)(ii) below have been fulfilled;

(C)           a certificate of the Secretary of the Company, dated as of the Second Closing Date, certifying (a) the Operating Agreement, as amended by the Operating Agreement Amendment, (b) resolutions of the Board of Directors of the Company approving the Transaction Agreements and all transactions contemplated under the Transaction Agreements, and (c) resolutions of the Members approving the Transaction Agreements and all transactions contemplated under the Transaction Agreements;

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(D)           evidence of the filed UCC-1 financing statement with the appropriate division of the Secretary of State of Delaware with respect to the Purchaser’s security interest under the Security Agreement;

(E)           evidence that intellectual property security agreements, in form and substance acceptable to the Purchasers, have been filed with the United States Copyright Office and the United States Patent and Trademark Office, as applicable;

(F)           evidence of the filed UCC-3 financing statement with the appropriate division of the Secretary of State of Delaware with respect to the Existing Security Agreement; and

(G)           the Operating Agreement Amendment signed by all Members the Company.

(ii)           On or prior to the Second Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Subscription Amount, as set forth on Schedule 1 hereto, by wire transfer to the account specified in writing by the Company.

2.3          Closing Conditions.

(a)          Initial Closing.

(i)           The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met:

(A)           the accuracy in all material respects on the Initial Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(B)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to Initial Closing Date shall have been performed;

(C)           the delivery by each Purchaser of the items set forth in Section 2.2(a)(ii) of this Agreement.

(ii)           The respective obligations of the Purchasers hereunder in connection with the Initial Closing are subject to the following conditions being met:

(A)           the accuracy in all material respects on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

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(B)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date shall have been performed;

(C)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(D)           the Company’s Board of Directors, all Members and all Existing Noteholders shall have validly approved the Transaction Agreements and all transactions contemplated under the Transaction Agreements;

(E)           Members holding at least 51% of the issued and outstanding units of the Company shall have executed the Operating Agreement Amendment;

(F)           a designee of the Purchasers, who shall initially be Michael Fazio, shall have been designated to the Board of Directors of the Company;

(G)           all Existing Noteholders shall have executed and delivered the Consent, Amendment and Termination Agreements;

(H)          the Company shall have received all necessary third-party consents to consummate the Initial Closing, copies of which shall have been delivered to the Purchasers;

(I)            the Security Agreement and any other documents related thereto which the Purchasers shall reasonably require shall have been executed by the Company;

(J)           all Existing Noteholders shall have executed and delivered the Intercreditor Agreement; and

(K)           the delivery by the Company of the items set forth in Section 2.2(a)(i) of this Agreement.

(b)          Second Closing.

(i)           The obligations of the Company hereunder in connection with the Second Closing are subject to the following conditions being met:

(A)          the accuracy in all material respects on the Second Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

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(B)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to Second Closing Date shall have been performed; and

(C)           the delivery by each Purchaser of the items set forth in Section 2.2(b)(ii) of this Agreement.

(ii)           The respective obligations of the Purchasers hereunder in connection with the Second Closing are subject to the following conditions being met:

(A)          the accuracy in all material respects on the Second Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(B)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Second Closing Date shall have been performed;

(C)           there shall have been no Material Adverse Effect with respect to the Company since the Initial Closing Date;

(D)          a UCC-1 financing statement shall have been filed by the Company with the appropriate division of the Secretary of State of Delaware with respect to the Purchaser’s security interest under the Security Agreement;

(E)           all Existing Noteholders shall have terminated the Existing Security Agreement (and their security interest in the Company assets), and filed a UCC-3 termination statement;

(F)           the Company shall have received all necessary third-party consents to consummate the Second Closing, copies of which shall have been delivered to the Purchasers;

(G)           the delivery by the Company of the items set forth in Section 2.2(b)(i) of this Agreement;

(H)          all Members of the Company shall have signed the Operating Agreement Amendment; and

(I)            the delivery by the Company of its audited financial statements as of the year ended December 31, 2016 and its unaudited financial statements as of the quarter ended March 31, 2017.

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2.4          Voluntary Closing. Notwithstanding the foregoing, each Purchaser shall have the right to fund any or all of its Subscription Amount to the Company, up to the aggregate amount set forth on Schedule 1 hereto, at any time and the Company shall be obligated to issue, or update the aggregate Subscription Amount on, the Note upon receipt of such Subscription Amount. Upon the issuance of a Note, the Company shall also issue a Warrant, and the number of Warrant Units shall be automatically updated based on the Subscription Amount delivered to the Company by such Purchaser.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the applicable Closing Date:

(a)          Subsidiaries. The following entities represent all of the direct and indirect subsidiaries of the Company which conduct any operation or which have more than de minimis assets: Summit Semiconductor K.K., a Japanese corporation; and WiSA, LLC, a Delaware limited liability company (each, a “Subsidiary”). The Company owns, directly or indirectly, all of the Common Units or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding Common Units of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, operating agreements (including the Operating Agreement), bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), and/or any instance of (i), (ii) and/or (iii), individually or in the aggregate, a “Material Adverse Effect”; and provided, that changes in the trading price of the Common Unit shall not, in and of itself, constitute a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c)         Authorization; Enforcement. The Company has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’ s members in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’ s certificate or articles of incorporation, operating agreement (including the Operating Agreement), bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(f)          Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Units, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)          Capitalization. Schedule 3.1(g) sets forth the capitalization of the Company. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. No further approval or authorization of any member, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 3.1(g), and except for the Operating Agreement, there are no member agreements, voting agreements or other similar agreements with respect to the Company’s Common Units to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s members.

(h)         Financial Statements. The Company (i) has delivered to each Purchaser its unaudited financial statements as of the year ended December 31, 2016 and (ii) will deliver to each Purchaser on or prior to the Second Closing Date its audited financial statements as of the year ended December 31, 2016 and its unaudited financial statements as of the quarter ended March 31, 2017 (clauses (i) and (ii) collectively, the “Financial Statements”). The unaudited financial statements as of the quarter ended March 31, 2017 will reflect (A) (i) total revenue of at least $440,000, (ii) gross margin of at least $24,000 and (iii) operating expenses no greater than $1,700,000 or (B) operating loss not to exceed $1,843,600, excluding, in both A and B, non-cash stock compensation. The Financial Statements have been prepared or, as the case may be, will be fairly prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present or, as the case may be, will fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no or, as the case may be, will not have, any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2017; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

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(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31 2016: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed to the Purchasers, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any distribution of cash or other property to its members or purchased, redeemed or made any agreements to purchase or redeem any Common Units, and (v) except as set forth on Schedule 3.1(i), the Company has not issued any equity securities to any officer, director or Affiliate. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been disclosed in writing to the Purchasers.

(j)          Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 3.1(j), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the any governmental authority involving the Company or any current or former director or officer of the Company.

(k)          Compliance. Except as set forth on Schedule 3.1(k), neither the Company nor any Subsidiary: (i)  is in material default under, or that it is in material violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in the case of (iii), as could not have or reasonably be expected to result in a Material Adverse Effect.

(l)          Regulatory Permits. The Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)        Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for the Liens disclosed on Schedule 3.1(m), (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(n)          Intellectual Property. The Company and the Subsidiaries own or possess sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s and each Subsidiary’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or any Subsidiary violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company and the Subsidiaries have obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that they own or lease or that they have otherwise provided to its employees for their use in connection with the Company’s and the Subsidiaries’ business. To the Company’s and each Subsidiary’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any Subsidiary. Each employee and consultant has assigned to the Company or a Subsidiary all intellectual property rights he or she owns that are related to the Company’s or any Subsidiary’s business as now conducted and as presently proposed to be conducted. Neither the Company nor any Subsidiary has embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 3.1(n), the Company and each Subsidiary shall be deemed to have knowledge of a patent right if the Company or such Subsidiary has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(o)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(p)         Transactions With Affiliates and Employees. Except as disclosed on Schedule 3.1(p), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, member, member or partner, in each case in excess of $150,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits. Except as set forth on Schedule 3.1(p), the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(q)         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(r)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s)          Registration Rights. Except as disclosed on Schedule 3(s), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

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(t)           Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might reasonably constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(u)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(v)         Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(v) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary received notice of a claim that it is in default with respect to any Indebtedness.

(w)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has no material tax obligations for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(x)          No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

(z)          No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa)       Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb)       Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’ s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(cc)        No Bad Actor Disqualifying Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

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(dd)        No Brokers, Etc.  Except as set forth on Schedule 3.1(dd), no Person is entitled to any fee, commission or any other payment in any form of consideration in connection with or as a result of the transactions contemplated by this Agreement.

3.2          Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

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(d)         Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           No Bad Actor. Such Investor hereby represents that neither it nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d). For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d).

(g)          Foreign Purchaser. If Purchaser is not a United States person, such Purchaser represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes. Such Purchaser further represents that its payment for, and its continued beneficial ownership of the Notes, will not violate any applicable securities or other laws of its jurisdiction.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any express representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Article 4
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)         The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of corporate counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall make the representations set forth in Section 3.2, and then shall have the rights and obligations of a Purchaser under this Agreement.

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(b)         The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR ANY SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF CORPORATE COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2          Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding number of Common Units, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Units pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other members of the Company.

4.3          Furnishing of Information; Public Information.

(a)          Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, and so long as the Company is a reporting company pursuant to the Exchange Act, the Company covenants to maintain the registration of the Common Units under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date thereof pursuant to the Exchange Act even if the Company subsequently is no longer then subject to the reporting requirements of the Exchange Act.

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(b)          Following the date that the Company becomes a reporting company pursuant to the Exchange Act and the Securities are eligible to be resold pursuant to Rule 144 and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”), then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Units pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Company shall promptly notify Purchaser of the occurrence of a Public Information Failure.

4.4          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require Common Unit holder approval prior to the closing of such other transaction unless Common Unit holder approval is obtained before the closing of such subsequent transaction.

4.5          Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the mandatory conversion feature included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Units in accordance with the terms, conditions and time periods set forth in the Transaction Documents. Each Purchaser agrees and acknowledges that upon written consent of the Company and the Requisite Holders, the aggregate principal amount of all the outstanding Notes shall convert into Common Units at the Conversion Price. For clarity, such consent by the Requisite Holders shall be binding upon all Purchasers.

4.6          Securities Laws Disclosure; Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not issue a press release disclosing the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by state or federal securities laws, (b) to the extent requested by the Commission and (c) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clauses (b) and (c).

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4.7          Member Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control unit acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8          Use of Proceeds. Except as set forth on Schedule 4.8 attached hereto (which schedule shall include good faith estimates of the sources and uses of funds of the Company for the period ending October 30, 2017), the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and expenses related to an initial public offering and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Unit or Common Unit Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.9         Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, members, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any members of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’ s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such member or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’ s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, in a commercially reasonable manner. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. For the avoidance of doubts, no officers, directors, employees, or members of the Company shall be held personally liable under this Section 4.9.

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4.10         Reservation and Listing of Securities. The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional Common Units listing application covering a number of Common Units at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such Common Units to be approved for listing or quotation on such Trading Market as soon as commercially reasonable thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Units on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.11        Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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4.12       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13       Initial Public Offering; Resale Registration Rights. The parties acknowledge that the Company intends to file a registration statement on a confidential basis for its underwritten initial public offering (“IPO”), which it intends to pursue as soon as reasonably practicable and subject to applicable legal requirements and market conditions. Promptly following the date of the Company’s IPO or the date of the Company’s public listing but no later than 90 days following such date (subject further to any required underwriter lock-ups or restrictions but in no event later than 180 days following the date of the Company’s IPO or the date of the Company’s public listing), the Company shall prepare and file with the U.S. Securities and Exchange Commission a registration statement on Form S-1 or other applicable form (the “Registration Statement”) providing for the resale of all of the Underlying Shares. The Company will pay all expenses associated with such registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Underlying Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Purchasers up to a maximum amount of $5,000 and the Purchasers’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Underlying Shares being sold. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within forty-eight (48) hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

Article 5
MISCELLANEOUS

5.1         Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’ s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 15, 2017; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2         Fees and Expenses. At the Initial Closing, the Company shall pay the fees and expenses of the Purchasers (including legal fees) incurred incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, in an amount not to exceed, in the aggregate, $50,000. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

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5.3          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the e-mail address or facsimile number set forth on the signature pages or Schedule 1 attached hereto, as applicable, at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the e-mail address or facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages or Schedule 1 attached hereto, as applicable.

5.5         Amendments; Waivers. The Transaction Documents shall not be amended, and no provision of the Transaction Documents may be waived, except upon written consent of the Company and the Requisite Holders. Each Purchaser acknowledges that (i) in the event of a conflict, this provision controls all Transaction Documents regarding the subject matter hereof, and (ii) an amendment of the Transaction Documents (or waiver of any provision of the Transaction Documents) may occur by consent of the Requisite Holders and shall be binding upon all Purchasers.

5.6         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9 and this Section 5.7.

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5.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, members, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities until the earlier of (i) one year following the Second Closing Date and (ii) the date the Notes are no longer outstanding.

5.10        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf signature page were an original thereof.

5.11        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnification relating thereto. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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5.13        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14        Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15        Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

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5.16        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.17        Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to Common Unit prices and Common Units in any Transaction Document shall be subject to adjustment for reverse and forward Common Unit splits, Common Unit combinations and other similar transactions of the Common Units that occur after the date of this Agreement.

5.20       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.21        Covenants. For so long as any balance on any Note remains outstanding,

(a)          the prior written consent of the Purchasers shall be required before the Company issues any preferred membership interests in the Company;

(b)         the prior written consent of the Purchasers shall be required before the Company issues any indebtedness for borrowed money other than indebtedness incurred in the ordinary course of business related to trade payables; and

(c)          the Company shall promptly provide the Purchasers with all financial and other information pertaining to the Company and its business as is reasonably requested by any Purchaser;

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provided, however, that in the event the Second Closing has not occurred on or prior to June 7, 2017, the Company may take any action referred to in this Section 5.21 without the prior written consent of the Purchasers unless and until the Second Closing occurs.

5.22        Further Assurances. Each of the Company and the Purchasers shall use reasonable best efforts to satisfy the conditions to each Closing and to consummate the transactions contemplated by this Agreement as soon as practicable and shall refrain from taking any action that could reasonably delay or hinder the satisfaction of the conditions to each Closing.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUMMIT SEMICONDUCTOR, LLC		Address for Notice:

By:		Fax:
Name:	Brett Moyer	Email:
Title	Chief Executive Officer

with a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: MARCorp Signal, LLC

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

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Schedule 1

Name	Closing	Subscription Amount	Principal Amount of Note (with Original issue Discount)
MARCorp Signal, LLC	Initial Closing	$1,000,000	$1,176,470.59
MARCorp Signal, LLC	Second Closing	$4,000,000	$4,705,882.36
TOTAL		$5,000,000	$5,882,352.94

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Exhibit A

Form of Note

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Exhibit B

Form of Warrant

35

Exhibit C

Form of Security Agreement

36

Exhibit D

Form of Intercreditor Agreement

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Exhibit E

Form of Operating Agreement Amendment

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Exhibit F

Consent, Amendment and Termination Agreements

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